Exhibit 99.3

PLIANT CORPORATION
Reconciliation of loss from continuing operations before income taxes and EBITDA(R) or Segment Profit

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
Amounts in $ millions	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Income/(Loss) from continuing operations before income taxes	$376.6	$(25.6)	$303.1	$(75.2)

Add back:
Depreciation and amortization	10.2	10.0	30.1	29.9
Interest	20.0	36.8	60.6	111.4
Restructuring and other costs	(0.7)	0.4	(0.6)	2.4
Reorganization costs	18.4	—	82.2	—
Gain on extinguishment of debt	(398.5)		(398.5)
EBITDA(R) or Segment profit	$26.0	$21.6	$76.9	$68.5